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FOR THE 11 MUNDER FUNDS

CONSIDERATIONS OF THE BOARD IN APPROVING THE INVESTMENT ADVISORY AGREEMENT (THE "AGREEMENT")

In anticipation of the reorganization of 11 funds managed by Munder Capital Management ("MCM") and its subsidiary, Integrity Asset Management, LLC ("Integrity"), into 11 comparable funds (each a "Fund") to be managed by a new combined Victory Capital Management Inc.-Munder organization (the "Adviser") upon the completion of the acquisition of MCM and Integrity by Victory Capital Management's parent, the Board approved an investment advisory agreement with the Adviser, on behalf of each Fund (the "Agreement"), at a meeting, which was called for that purpose, on May 22, 2014. In considering whether to approve the Agreement, the Board requested, and the Adviser provided, information that the Board believed to be reasonably necessary to reach its conclusions. The Board, including the Independent Trustees, evaluated this information along with other information obtained throughout the year and was advised by legal counsel to the Funds and by independent legal counsel to the Independent Trustees. The Board reviewed numerous factors with respect to each original Munder Fund that would continue into the comparable Fund. In considering whether the compensation to be paid to the Adviser was fair and reasonable, the Board also evaluated, among other things, the following factors:

- The requirements of the Funds for the services to be provided by the Adviser;

-     The nature, quality and extent of the services expected to be provided;

- Fees payable for the services and whether the fee arrangements provided for economies of scale that would benefit Fund shareholders as the Funds grow;

- Fees paid by other clients of the Adviser for similar services and the differences in the services provided to the other clients;

- Total expenses of each Fund, taking into consideration any distribution or shareholder servicing fees;

- The Adviser's commitments to operating the Funds at competitive expense levels;

- The profitability of the Adviser (as reflected by comparing fees earned against an estimate of the Adviser's costs) with respect to the Adviser's relationship with the Funds;

- Research and other service benefits to be received by the Adviser through payment of client commissions for securities transactions;

- Other benefits to be received by the Adviser, including revenues paid to affiliates of the Adviser by the Funds for custodian and administration services;

-     The capabilities and financial condition of the Adviser;

-     Current economic and industry trends; and

-     Historical relationship between the Trust and the Adviser.

The Board compared each Fund's institutional share class expense ratio and management fee with comparable mutual funds in a peer group compiled by the MCM. The Board reviewed the factors and methodology used by MCM in the selection of each Fund's peer group.

The Board reviewed each Fund's performance against its selected benchmark index and a universe of funds categorized by Lipper Analytical Services, Inc. with the same investment

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objective as the Funds (the "Lipper Median"). The Board also reviewed each
Fund's Morningstar rating for each of the periods. The Board recognized that each Fund's performance and Lipper Median are provided net of expenses, while the benchmark index is gross returns. The Board considered the additional resources that the Adviser would be committing to enhance portfolio analysis, compliance and trading systems.

The Board reviewed various other specific factors with respect to each Fund, as described below. In their deliberations, the Trustees did not rank the importance of any particular information or factor considered and each Trustee attributed different weights to various factors.

MUNDER TOTAL RETURN BOND FUND:

With respect to the Munder Total Return Bond Fund, the Board compared the Fund's 0.40% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was well within the range of a majority of fees paid by the peer group. The Board also compared the Fund's Class Y gross annual expense ratio of 0.96% to the median expense ratio of 0.80% for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio. The Board noted that the pro forma expense ratio for Fund after the reorganization was 0.65%.The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class C and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year, five-year and ten-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund outperformed its benchmark in each of the periods and the Lipper Median in the one-year, three-year and ten-year periods. The Board noted the Fund's Morningstar four star rating for the three-year period and its three star rating in the five-year and ten-year periods.

Having concluded, among other things, that: (1) the Munder Total Return Bond Fund's management fee and annual expenses were within the range of management fees and expenses attributable to comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A, Class C and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund had outperformed its benchmark index in each of the periods reviewed and its Lipper Median in three of the periods reviewed; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

MUNDER EMERGING MARKETS SMALL-CAP FUND:

The Board considered the Munder Emerging Markets Small-Cap Fund with the understanding that as of the date of the meeting, the Fund had not had a full year of operations and that there was no performance data was available. The Board compared the Fund's 1.10% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was well within the range of a majority of fees paid by the peer group. The Board also compared the Fund's Class Y gross annual expense ratio of 10.64% to the median expense ratio of 4.27% for the peer group and considered the fact that the Fund's expense ratio was substantially higher than the peer group's median expense ratio. The Board noted that the pro forma expense ratio for Fund after the reorganization was 4.56%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating

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expenses of the Fund's Class A and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor.

Having concluded, among other things, that: (1) the Munder Emerging Markets Small-Cap Fund's management fee was within the range of fees of comparable mutual funds; (2) the Fund's expenses reflected its size and short operating history; and (3) the Adviser's agreement to limit the Fund's Class A and Class Y expense ratios would provide stability to the Fund's expenses; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

MUNDER GROWTH OPPORTUNITIES FUND:

With respect to the Munder Growth Opportunities Fund, the Board compared the Fund's 0.70% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was higher than the fees paid by a majority of the peer group. The Board noted that the breakpoints in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 1.09% to the median expense ratio of 0.93% for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio. The Board noted that the pro forma expense ratio for Fund after the reorganization was 1.09%.The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class C, Class R and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year, five-year and ten-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund underperformed both the Lipper Median and its benchmark index in the one-year and three-year periods and outperformed the Lipper Median and its benchmark index in the five-year and ten-year periods. The Board noted the Fund's only Morningstar rating was two stars for the three-year period.

Having concluded, among other things, that: (1) the Munder Growth Opportunities Fund's annual management fee and expenses were in an acceptable range of fees and expenses of comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A, Class C, Class R and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed the Lipper Median and its benchmark index for the five-year and ten-year periods; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

MUNDER INDEX 500 FUND:

With respect to the Munder Index 500 Fund, the Board compared the Fund's 0.07% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was higher than the fees paid by a majority of the peer group. The Board noted that the breakpoints in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 0.59% to the median expense ratio of 0.42% for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio. The Board noted that the pro forma expense ratio for Fund after the reorganization was 0.39%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse

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expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class R and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year, five-year and ten-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund slightly underperformed both the Lipper Median and its benchmark index for the one-year, three-year and five year periods and its benchmark index for the ten-year period and outperformed the Lipper Median for the ten-year period. The Board noted the Fund received a three star Morningstar rating for each of the three-year, five-year and ten-year periods.

Having concluded, among other things, that: (1) the Munder Index 500 Fund 's annual management fee and expenses were in an acceptable range of fees and expenses of comparable mutual funds; and (2) the Adviser's agreement to limit the Fund's Class A, Class R and Class Y expense ratios would provide stability to the Fund's expenses; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

MUNDER INTERNATIONAL FUND - CORE EQUITY:

With respect to the Munder International Fund - Core Equity, the Board compared the Fund's 0.75% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was lower than or equal to the fees paid by a majority of the peer group. The Board noted that the breakpoint in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 3.07% to the median expense ratio of 2.07% for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio. The Board noted that the pro forma expense ratio for Fund after the reorganization was 1.40%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class C, Class I and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year and five-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund outperformed both the Lipper Median and its benchmark index for the one-year and three-year periods and underperformed both the Lipper Median and its benchmark index for the five-year period. The Board noted the Fund received Morningstar ratings of three stars for the three-year period and two stars for the five-year period.

Having concluded, among other things, that: (1) the annual management fee and expenses for the Munder International Fund - Core Equity were in an acceptable range of fees and expenses of comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A, Class C, Class I and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed the Lipper Median and its benchmark index for the one-year and three-year periods; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

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MUNDER INTERNATIONAL SMALL-CAP FUND:

With respect to the Munder International Small-Cap Fund, the Board compared the Fund's 0.90% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was lower than or equal to the fees paid by a majority of the peer group. The Board noted that the breakpoint in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 1.63% to the median expense ratio for the peer group and considered the fact that the Fund's expense ratio was equal to the peer group's median expense ratio. The Board noted that the pro forma expense ratio for Fund after the reorganization was 1.28%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class C, Class I, Class R6 and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year and five-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund outperformed both the Lipper Median and its benchmark index for each of the periods. The Board noted the Fund received Morningstar ratings of four stars for the three-year period and five-year periods.

Having concluded, among other things, that: (1) the annual management fee and expenses for the Munder International Small-Cap Fund were in an acceptable range of fees and expenses of comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A, Class C, Class I, Class R6 and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed the Lipper Median and its benchmark index for each of the periods reviewed; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

INTEGRITY MICRO-CAP EQUITY FUND

With respect to the Integrity Micro-Cap Equity Fund, the Board compared the Fund's 1.00% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was higher than the fees paid by a majority of the peer group. The Board also compared the Fund's Class Y gross annual expense ratio of 1.84% to the median expense ratio for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio of 1.33%. The Board noted that the pro forma expense ratio for Fund after the reorganization was 1.48%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class C, Class R and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year, five-year and ten-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund outperformed the Lipper Median for all but the ten-year period and outperformed its benchmark index for all but the one-year period. The Board noted the Fund received Morningstar ratings of four stars for the three-year period and five-year periods and two stars for the ten-year period.

Having concluded, among other things, that: (1) the annual management fee and expenses for the Integrity Micro-Cap Equity Fund were in an acceptable range of fees and expenses of

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comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class
A, Class C, Class R and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed one or both of the Lipper Median and its benchmark index for each of the periods reviewed; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

MUNDER MID-CAP CORE GROWTH FUND

With respect to the Munder Mid-Cap Core Growth Fund, the Board compared the Fund's 0.65% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was lower than or equal to the fees paid by a majority of the peer group. The Board noted that the breakpoint in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 1.15% to the median expense ratio for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio of 0.90%. The Board noted that the pro forma expense ratio for Fund after the reorganization was 1.17%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class C, Class R, Class R6 and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year, five-year and ten-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund outperformed the Lipper Median for the three-year period and the Lipper Median and the benchmark index for the ten-year period and underperformed the Lipper Median and the benchmark index for the one-year and five year periods and the benchmark index for the three-year period. The Board noted the Fund received Morningstar ratings of four stars for the three-year period and ten-year period and three stars for the five-year period.

Having concluded, among other things, that: (1) the annual management fee and expenses for the Munder Mid-Cap Core Growth Fund were in an acceptable range of fees and expenses of comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A, Class C, Class R, Class R6 and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed one or both of the Lipper Median and its benchmark index for the three-year and ten-year periods; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

INTEGRITY MID-CAP VALUE FUND:

The Board considered the Integrity Mid-Cap Value Fund, with the understanding that as of December 31, 2013, the Fund had not had a full three years of operations. The Board compared the Fund's 0.70% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was lower than or equal to the fees paid by a majority of the peer group. The Board noted that the breakpoint in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 9.68% to the median expense ratio for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio of 1.24%. The Board noted that the Fund was the smallest in the peer group and that the pro forma expense ratio for Fund after the reorganization was 1.74%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse


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expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year period as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund outperformed both the Lipper Median and the benchmark for the period. The Board noted Morningstar does not rate funds with less than a three-year performance record.

Having concluded, among other things, that: (1) the annual management fee and expenses for the Integrity Mid-Cap Value Fund, were in an acceptable range of fees and expenses of comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed both the Lipper Median and its benchmark index for the one-year period; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

MUNDER SMALL-CAP VALUE FUND

With respect to the Munder Small-Cap Value Fund, the Board compared the Fund's 0.85% annual management fee to the management fees for the peer group and considered the fact that there were as many funds in the peer group with fees higher than the Fund's as there were with fees lower than that of the Fund's. The Board noted that the breakpoint in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 1.33% to the median expense ratio for the peer group and considered the fact that the Fund's expense ratio was higher than the peer group's median expense ratio of 1.195%. The Board noted that the pro forma expense ratio for Fund after the reorganization was 1.18%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A, Class C, Class R, Class R6 and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year, three-year and five-year periods as of December 31, 2013, to the Lipper Median and benchmark index for the same periods and considered the fact that the Fund outperformed both the Lipper Median and the benchmark index for all three periods reviewed. The Board noted the Fund received Morningstar ratings of four stars for the three-year period and five-year period

Having concluded, among other things, that: (1) the annual management fee and expenses for the Munder Small-Cap Value Fund were in an acceptable range of fees and expenses of comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A, Class C, Class R, Class R6 and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed both the Lipper Median and its benchmark index for all three periods reviewed; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

INTEGRITY SMALL/MID-CAP VALUE FUND:

The Board considered the Integrity Small/Mid-Cap Value Fund, with the understanding that as of December 31, 2013, the Fund had not had a full three years of operations. The Board compared the Fund's 0.85% annual management fee to the management fees for the peer group and considered the fact that the Fund's fee was lower than or equal to the fees paid by a majority of


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the peer group. The Board noted that the breakpoint in the advisory fee schedule for the Fund evidenced the Adviser's willingness to share in its economies of scale. The Board also compared the Fund's Class Y gross annual expense ratio of 4.93% to the median expense ratio for the peer group and considered the fact that the Fund's expense ratio was substantially higher than the peer group's median expense ratio of 2.12%. The Board noted that the pro forma expense ratio for Fund after the reorganization was 1.54%. The Board also considered the Adviser's contractual agreement to waive its fees and reimburse expenses, excluding certain specified costs, so that for two years following the reorganization, the total annual operating expenses of the Fund's Class A and Class Y shares do not exceed the total net annual operating expenses of the comparable classes of the Fund's predecessor. The Board then compared the Fund's Class Y performance for the one-year period as of December 31, 2013, to the Lipper Median and benchmark index for the same period and considered the fact that the Fund outperformed the benchmark but slightly underperformed the Lipper Median for the period. The Board noted Morningstar does not rate funds with less than a three-year performance record.

Having concluded, among other things, that: (1) the annual management fee and expenses for the Integrity Mid-Cap Value Fund, were in an acceptable range of fees and expenses of comparable mutual funds; (2) the Adviser's agreement to limit the Fund's Class A and Class Y expense ratios would provide stability to the Fund's expenses; and (3) the Fund outperformed its benchmark index for the one-year period and only slightly underperformed the Lipper Median for the period; the Board determined that it was in the best interests of the Fund's shareholders to approve the Agreement with respect to this Fund.

APPROVAL OF THE AGREEMENT ON BEHALF OF THE FUNDS

Based on its review of the information requested and provided, and following extended discussions concerning the same, the Board determined that the Agreement, on behalf of each of the Funds discussed above, was consistent with the best interests of the Funds and their shareholders, and the Board unanimously approved the Agreement, on behalf of each Fund, on the basis of the foregoing review and discussions and the following considerations, among others:

- The fairness and reasonableness of the investment advisory fee payable to the Adviser under the Agreement in light of the investment advisory services to be provided, the costs of these services and the comparability of the fees paid by other investment companies;

- The nature, quality and extent of the investment advisory services to be provided by the Adviser which, over the years, should result in each Fund achieving its stated investment objective;

- The Adviser's entrepreneurial commitment to the management of the Funds and the creation of a broad-based family of funds, which could entail a substantial commitment of the Adviser's resources to the successful operation of the Funds;

- The Adviser's representations regarding its staffing and capabilities to manage the Funds, including the retention of personnel with relevant portfolio management experience;

- The Adviser's efforts to enhance investment results by, among other things, developing quality portfolio management teams, committing substantial resources, and implementing a risk management program aimed at measuring, managing and monitoring portfolio risk, and to reduce expenses across the complex; and

- The overall high quality of the personnel, operations, financial condition, investment management capabilities, methodologies and performance of the Adviser.



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